As filed with the Securities and Exchange Commission on March 12, 1996

                                                       Registration No. 33-19911
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                     POST-EFFECTIVE AMENDMENT NUMBER THREE
                                       To
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             RALSTON PURINA COMPANY
               (Exact name of issuer as specified in its charter)

              Missouri                                       43-0470580
     (State or other jurisdiction of              (I.R.S. Employer I.D. No.)
       incorporation or organization)

     Checkerboard Square, St. Louis, Missouri               63164
       (Address of principal executive offices)           (Zip Code)

                RALSTON PURINA COMPANY 1988 INCENTIVE STOCK PLAN
                            (Full title of the plan)
                              -------------------

        James M. Neville, General Counsel, Vice President and Secretary
                             RALSTON PURINA COMPANY

1
                              Checkerboard Square
                              St. Louis, Missouri
                    (Name and address of agent for service)
   Telephone number, including area code, of agent for service:  314-982-1266


AMENDMENT TO REGISTRATION NO. 33-19911

     Effective as of March 28, 1996, Ralston Purina Company hereby amends Form S-8 Registration Statement No. 33-19911 to provide that the shares of Common Stock registered thereunder may also be awarded pursuant to the terms of the Ralston Purina Company 1996 Incentive Stock Plan.

Exhibits.

     Ralston Purina Company 1996 Incentive Stock Plan incorporated by reference from the Ralston Purina Company Notice of Annual Meeting and Proxy Statement dated December 15, 1995.

                                   SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned and hereto duly authorized, in the City of St. Louis, State of Missouri, on March 12, 1996.


                              RALSTON PURINA COMPANY





                          By: /s/JAMES M. NEVILLE
                              James M. Neville, Attorney in fact
                              for Chairman of the Board and
                              Chief Executive Officer
                              William P. Stiritz